SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF KINGS

LG CAPITAL FUNDING, LLC Plaintiff, v. RICH PHARMACEUTICALS, INC. Defendant.	Index No.: AFFIDAVIT OF CONFESSION OF JUDGMENT

STATE OF NEW YORK    )

                                               ) SS:

COUNTY OF NEW YORK)

Ben Chang, being duly sworn, deposes and states:

1.                I am the CEO of Rich Pharmaceuticals, Inc. ("RCHA" or "Defendant"), a non-resident, Nevada Corporation, and am duly authorized to make this affidavit on behalf of the above-captioned corporate Defendant.

2.                Defendant maintains its principal place of business at 95695 Wilshire Blvd, Suite 900, Beverly Hills, CA 90212. Defendant authorizes judgment in the County of Kings, State of New York, or any other jurisdiction where such judgment is enforceable under the circumstances set forth below.

3.                 Defendant hereby confesses judgment to the matters contemplated herein and authorizes entry thereof against Defendant in the sum of Thirty Two Thousand ($32,000.00) Dollars in favor of LG CAPITAL FUNDING, LLC ("Plaintiff' or "LG"), and any successors and/or assigns, and hereby authorizes LG or its successors, assigns, and/or legal representatives to enter judgment for that sum, plus accrued interest and fees due pursuant to the terms of the Note, less any payments on account.

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4.                This Affidavit of Judgment by Confession is executed pursuant to New York Civil Practice Law and Rules Section 3218 for a debt justly due or to become due, to LG from Defendant, based on the following facts:

a.	Defendant makes this affidavit to secure a promissory note executed in the State of New York, for monies loaned to RCHA by LG.

b.	On or about November 20, 2016,. Defendant issued and executed a $32,000 Convertible Promissory Note (the "Note") to LG. A true and correct copy of the Note is attached hereto as Exhibit A.

c.	Pursuant to the terms of the Note, on or about October 20, 2016 LG tendered the Defendant Thirty Two Thousand Dollars ($32,000.00) (the "Principal") in consideration for the executed Note.

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d.	Pursuant to the terms of the Note, RCHA granted LG certain rights, including, but not limited to: (i) payment of the Principals, plus all interest and fees accrued and outstanding on the Maturity Date; (ii) the right from time to time, to convert the Note into shares of Common Stock; (iii) interest on the Principal balance at a rate of eight percent (8%) per annum from the date of issuance ; (iv) interest on the Principal or interest not paid when due at a rate of up to Twenty-Four Percent (24%) per annum from the due date thereof until the same is paid; and (v) and acceleration upon default.

e.	Pursuant to the terms of the Notes , Defendant was obligated to repay the Principal to LG under certain circumstances, including any/all requests conversion of portions of the Principal to be reimbursed vis-a-vis the issuance of shares of Defendant's common stock, and the Note's maturity date, among others.

f.	To secure performance of Defendant's obligations under the Notes ,. acting in my capacity as CEO of the corporate Defendant, I executed and caused this Affidavit of Judgment by Confession to be delivered to Tomer Tal, counsel to Plaintiffs, to be held pending the execution of Defendant's obligations under the Notes. In the event the conditions of the Notes are not met, including but not limited to,. the repayment of the Principal, accrued interest and fees, or a failure to convert any stock as contemplated thereunder, Michael Steinmetz is authorized to file this Affidavit of Judgment by Confession with the Supreme Court of the County of New York, or any other jurisdiction where such judgment is enforceable under the circumstances set forth below.

g.	On or about __________ Defendant breached the terms of the Notes and is in default pursuant to the provisions thereunder.

5.                 Upon filing of this Affidavit of Judgment by Confession, Defendant will therefore be indebted to LG for up to the total sum of Thirty Two Thousand ($32,000.00) Dollars, plus any accrued interest and any default payments due thereunder, less payments on account. The total sum due and owing to LG is $___________.

6.                 This Confession of Judgment may be entered without any prior notice to myself, or any other member of the corporate Defendant.

7.                Entry of this judgment shall not render the Notes void or otherwise unenforceable and the parties shall retain all respective obligations, rights, and remedies thereunder.

8.                 Plaintiff shall be entitled to recover any/all of the sum justly due or to become due by and through the issuance of shares of Defendant's common stock.

9.                I further authorize entry of judgment against Defendant for costs and disbursements as provided in Section 3218(b) of the New York Civil Practice Law and Rules and reasonable attorney's fees incurred by LG in the entry of this judgment and any subsequent proceedings to enforce such judgment.

10.             This Confession of Judgment does not involve an installment sale as prohibited by New York Civil Practice Law and Rules Section 3201.

/s/ Ben Chang

Ben Chang

CEO, Rich Pharmaceuticals, Inc

Sworn to before me This 20th day of October, 2016 /s/ Notary Public Notary Public	State of Nevada County of Clark This instrument was acknowledged before me on October 20, 2016 by Ben Chang. (Notary stamp) /s/ Notary Public (Signature of notarial officer)

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